UNDERWRITING AGREEMENT

November 21, 2006

Goldcorp Inc.

666 Burrard Street, Suite 3400

Vancouver, British Columbia V6C 2X8

Goldcorp Trading (Caymans) Ltd.

666 Burrard Street, Suite 3400

Vancouver, British Columbia V6C 2X8

Silver Wheaton Corp.

666 Burrard Street, Suite 3400

Vancouver, British Columbia V6C 2X8

Dear Sirs:

We understand that Goldcorp Trading (Caymans) Ltd. (the “Selling Shareholder”), a wholly-owned subsidiary of Goldcorp Inc. (“Goldcorp”), proposes to sell 18,000,000 common shares (the “Shares”) in the capital of Silver Wheaton Corp. (the “Corporation”). Upon and subject to the terms and conditions contained herein, GMP Securities L.P. (“GMP”), BMO Nesbitt Burns Inc., Canaccord Capital Corporation, CIBC World Markets Inc., Genuity Capital Markets, Merrill Lynch Canada Inc., National Bank Financial Inc., UBS Securities Canada Inc., Fort House Inc., Salman Partners Inc. and Sprott Securities Inc. (collectively, the “Underwriters” and, individually, an “Underwriter”) hereby severally offer to purchase from the Selling Shareholder in the respective percentages set forth in paragraph 18 hereof and the Selling Shareholder hereby agrees to sell to the Underwriters, all but not less than all of the Shares, on a “bought deal” basis, at the purchase price of $12.70 per Share (the “Issue Price”), for an aggregate purchase price of $228,600,000, and agree to act as agents to arrange for substituted purchasers for the Shares resident in the Qualifying Jurisdictions (as hereinafter defined) or those jurisdictions outside Canada, including the United States (as hereinafter defined), where the Shares may be lawfully sold pursuant to the terms and conditions hereof.

The Selling Shareholder and the Underwriters agree that any sales or purchases of Shares in the United States or to a U.S. Person (as hereinafter defined) will be made in accordance with Schedule “A” attached hereto, which forms part of this Agreement, will be conducted in such a manner so as not to require registration thereof or the filing of a prospectus or an offering memorandum with respect thereto under the U.S. Securities Act (as hereinafter defined) and will be conducted through one or more duly registered affiliates of the Underwriters in compliance with applicable federal and state securities laws of the United States.

In consideration of the agreement of the Underwriters to purchase the Shares and to offer them to the public pursuant to the Prospectus (as hereinafter defined), the Selling Shareholder agrees to pay to the Underwriters, at the Time of Closing (as hereinafter defined), an aggregate fee of $10,287,000, being a fee equal to 4.5% of the aggregate purchase price for the Shares or $0.5715 per Share (the “Commission”).

Terms and Conditions

The following are additional terms and conditions of this Agreement between the Corporation, Goldcorp, the Selling Shareholder and the Underwriters:

1.	(a) Definitions. Where used in this Agreement or in any amendment hereto, the following terms shall have the following meanings, respectively:

“affiliate”, “distribution”, “material change”, “material fact”, “misrepresentation” and “person” have the respective meanings given to them in the Securities Act (Ontario);

“Agreement” means the agreement resulting from the acceptance by the Selling Shareholder, Goldcorp and the Corporation of the offer made by the Underwriters by this letter;

“business day” means a day, other than a Saturday, a Sunday or a day on which chartered banks are not open for business in Toronto, Ontario;

“CDS” means the Canadian Depository for Securities Limited;

“Closing” means the completion of the sale by the Selling Shareholder of the Shares and the purchase by the Underwriters of the Shares pursuant to this Agreement;

“Closing Date” means December 7, 2006 or such earlier or later date as may be agreed to in writing by the Corporation, the Selling Shareholder and the Underwriters, each acting reasonably;

“Common Shares” means the common shares in the capital of the Corporation;

“Documents Incorporated by Reference” means all financial statements, management information circulars, annual information forms, material change reports or other documents issued by the Corporation, whether before or after the date of this Agreement, that are required to be incorporated by reference into the Prospectus;

“Final Prospectus” means the (final) short form prospectus of the Corporation (in both the English and French languages unless the context indicates otherwise), including all of the Documents Incorporated by Reference, relating to the distribution of the Shares and for which a decision document has been issued under NP 43-201 by the British Columbia Securities Commission on its own behalf and on behalf of each of the other Canadian Securities Commissions;

“Financial Information” has the meaning given to it in paragraph 5(a)(iv);

“Financial Statements” means the financial statements of the Corporation included in the Documents Incorporated by Reference, including the notes to such statements and the related auditors’ report on such statements, where applicable;

“Goldcorp Information” means any information relating to Goldcorp and/or the Selling Shareholder and provided by Goldcorp or the Selling Shareholder for inclusion in the Preliminary Prospectus, the Final Prospectus or any Supplementary Material which, for greater certainty, shall not include information relating to the Corporation;

“Governmental Authority“” means and includes, without limitation, any national, federal government, province, state, municipality or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing;

“Material Adverse Effect” means any change, event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, assets (including intangible assets), capitalization, financial condition, prospects or results of operations of the Corporation and the Subsidiary taken as a whole, whether or not arising in the ordinary course of business of the Corporation or the Subsidiary;

“NI 44-101” means National Instrument 44-101- Short Form Prospectus Distributions;

“NP 43-201” means National Policy 43-201 – Mutual Reliance Review System for Prospectuses;

“NYSE” means the New York Stock Exchange;

“Offering” means the sale of the Shares pursuant to this Agreement;

“Preliminary Prospectus” means the preliminary short form prospectus of the Corporation (in both the English and French languages unless the context indicates otherwise) dated November 21, 2006 relating to the distribution of the Shares, including all of the Documents Incorporated by Reference;

“Prospectus” means, collectively, the Preliminary Prospectus and the Final Prospectus, in each case including all of the Documents Incorporated by Reference;

“Qualifying Jurisdictions” means, collectively, each of the provinces of Canada;

“Regulation D” has the meaning given to it in Schedule “A” to this Agreement;

“Regulation S” has the meaning given to it in Schedule “A” to this Agreement;

“Securities Commission” means the applicable securities commission or regulatory authority in each of the Qualifying Jurisdictions and the United States, as the case may be;

“Securities Laws” means, unless the context otherwise requires, all applicable securities laws in each of the Qualifying Jurisdictions and the United States and the respective regulations made thereunder, together with applicable published fee schedules, prescribed forms, policy statements, national or multilateral instruments, orders, blanket rulings and other regulatory instruments of the securities regulatory authorities in such jurisdictions;

“Selling Firm” has the meaning given to it in paragraph 4(a);

“Subsequent Disclosure Documents” means any financials statements, management information circulars, annual information forms, material change reports or other documents issued by the Corporation after the date of this Agreement that are required to be incorporated by reference in the Prospectus;

“subsidiary” means a subsidiary for purposes of the Business Corporations Act (Ontario);

“Subsidiary” means Silver Wheaton (Caymans) Ltd., a corporation goverend by the laws of the Cayman Islands;

“Supplementary Material” means, collectively, any amendment to the Prospectus, any amendment or supplemental prospectus or ancillary materials that may be filed by or on behalf of the Corporation under the Securities Laws relating to the distribution of the Shares thereunder;

“Time of Closing” means 8:00 a.m. (Toronto time) on the Closing Date, or such other time on the Closing Date as may be agreed to by the Corporation, the Selling Shareholder and the Underwriters;

“TSX” means the Toronto Stock Exchange;

“United States” has the meaning given to it in Schedule “A” to this Agreement;

“U.S. Person” means a U.S. person as that term is defined in Rule 902(k) of Regulation S under the U.S. Securities Act;

“U.S. Memorandum” has the meaning given to it in Schedule “A” to this Agreement; and

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

(b)	Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

(c)	Any reference in this Agreement to a paragraph or subparagraph shall refer to a paragraph or subparagraph of this Agreement.

(d)

All words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties referred to in each case required and the verb shall be construed as agreeing with the required word and/or pronoun.

(e)	Any reference in this Agreement to $ or to dollars shall refer to the lawful currency of Canada, unless otherwise specified.

(f)

The following are the schedules to this Agreement, which schedules (including the representations, warranties and covenants set out therein) are deemed to be a part hereof and are hereby incorporated by reference herein:

Schedule “A”	-	United States Offers and Sales

2.             Attributes of the Shares. The Shares to be sold by the Selling Shareholder hereunder shall have the rights, privileges, restrictions and conditions that conform in all material respects to the rights, privileges, restrictions and conditions set forth in the Preliminary Prospectus and the Final Prospectus.

3.	Filing of Prospectus.

(a)	The Corporation shall:

(i)

not later than the close of business on November 21, 2006, have prepared and filed the Preliminary Prospectus (in the English and French language, as appropriate) and other required documents with the Canadian Securities Commissions under the Canadian Securities Laws pursuant to NP 43-201 and designated the Province of British Columbia as the designated and principal jurisdiction thereunder and have obtained a receipt document from the British Columbia Securities Commission, as principal regulator under NP 43-201, evidencing that a receipt has been issued with respect to the Preliminary Prospectus from each of the Canadian Securities Commissions in the Qualifying Jurisdictions; and

(ii)

forthwith after any comments with respect to the Preliminary Prospectus have been received from, and have been resolved with, the Canadian Securities Commissions but not later than November 30, 2006 (or such later date as may be agreed to in writing by the Corporation, the Selling Shareholder and the Underwriters), have prepared, filed and obtained a receipt document from the British Columbia Securities Commission, as principal regulator, evidencing that a receipt has been issued with respect to the Final Prospectus from each of the Canadian Securities Commissions or otherwise fulfilled all legal requirements to enable the Shares to be offered and sold to the public in Canada through the Underwriters or any other investment dealer or broker registered to transact such business in the applicable Qualifying Jurisdictions contracting with the Underwriters.

(b)

Prior to the filing of the Prospectus and thereafter, during the period of distribution of the Shares, the Corporation and the Selling Shareholder shall have allowed the Underwriters to participate fully in the preparation of, and to approve the form and content of, such documents and shall have allowed the Underwriters to conduct all due diligence investigations which they may reasonably require in order to fulfill their obligations as underwriters and in order to enable them to execute the certificate required to be executed by them at the end of such documents.

4.	Distribution and Certain Obligations of Underwriters.

(a)

The Underwriters shall, and shall require any investment dealer or broker (other than the Underwriters) with which the Underwriters have a contractual relationship in respect of the distribution of the Shares (each, a “Selling Firm”) to agree to, comply with the Securities Laws in connection with the distribution hereof and shall offer the Shares for sale to the public directly and through Selling Firms upon the terms and conditions set out in the Prospectus and this Agreement. The Underwriters shall, and shall require any Selling Firm to offer for sale to the public and sell the Shares only in those jurisdictions where they may be lawfully offered for sale or sold. The Underwriters shall: (i) use all reasonable efforts to complete and cause each Selling Firm to complete the distribution of the Shares as soon as reasonably practicable; and (ii) promptly notify Goldcorp and the Corporation when, in their opinion, the Underwriters and the Selling Firms have ceased distribution of the Shares and provide a breakdown of the number of Shares distributed in each of the Qualifying Jurisdictions where such breakdown is required for the purpose of calculating fees payable to the Securities Commissions.

(b)

The Underwriters shall, and shall require any Selling Firm to agree to, distribute the Shares in a manner which complies with and observes all applicable laws and regulations in each jurisdiction into and from which they may offer to sell the Shares or distribute the Prospectus or any Supplementary Material in connection with the distribution of the Shares and will not, directly or indirectly, offer, sell or deliver any Shares or deliver the Prospectus or any Supplementary Material to any person in any jurisdiction other than in the Qualifying Jurisdictions except in a manner which will not require the Corporation or the Selling Shareholder to comply with the registration, prospectus, filing, continuous disclosure or other similar requirements under the applicable Securities Laws of such other jurisdictions or pay any additional governmental filing fees which relate to such other jurisdictions. Subject to the foregoing, the Underwriters and any Selling Firm shall be entitled to offer and sell the Shares in the United States solely pursuant to an applicable exemption or exemptions from the registration requirements of the U.S. Securities Act, and in other jurisdictions in accordance with any applicable securities and other laws in the jurisdictions in which the Underwriters and/or Selling Firms offer the Shares. Any offer or sale of the Shares in the United States or to U.S. Persons will be made in accordance with Schedule “A” which forms part of this Agreement.

(c)

For the purposes of this paragraph 4, the Underwriters shall be entitled to assume that the Shares are qualified for distribution in any Qualifying Jurisdiction where a receipt or similar document for the Prospectus shall have been obtained from the applicable Securities Commission (including a decision document for the Final Prospectus issued under NP 43-201) following the filing of the Final Prospectus unless otherwise notified in writing.

(d)

The Corporation, Goldcorp, the Selling Shareholder and the Underwriters agree that Schedule “A” to this Agreement entitled “United States Offers and Sales” is incorporated by reference in and shall form part of this Agreement.

(e)

Notwithstanding the foregoing provisions of this paragraph 4, an Underwriter will not be liable to the Corporation under this paragraph 4 with respect to a default under this paragraph 4 or Schedule “A” by another Underwriter or another Underwriter’s duly registered broker-dealer affiliate in the United States, as the case may be.

5.	Deliveries on Filing and Related Matters.

(a)	The Corporation shall deliver to each of the Underwriters and Goldcorp:

(i)

at the Time of Closing, a copy of the Preliminary Prospectus and the Final Prospectus in the English language signed and certified as required by the Canadian Securities Laws in the Qualifying Jurisdictions other than Québec;

(ii)	at the Time of Closing, a copy of the Preliminary Prospectus and the Final Prospectus in the French language signed and certified as required by the Canadian Securities Laws applicable in Québec;

(iii)	at the Time of Closing, a copy of any other document required to be filed by the Corporation under the Canadian Securities Laws in connection with the filing of the Prospectus;

(iv)

concurrently with the filing of the French language version of the Preliminary Prospectus and the Final Prospectus with the Canadian Securities Commissions, opinions of Desjardins Ducharme L.L.P., dated the date of the Preliminary Prospectus and the date of the Final Prospectus, in form and substance satisfactory to the Underwriters, acting reasonably, addressed to the Underwriters, the Corporation, the Selling Shareholder, their respective counsel and the directors of the Corporation, to the effect that the French language version of each of the Preliminary Prospectus and the Final Prospectus, including all Documents Incorporated by Reference, except for the Financial Statements and certain other financial information, including management’s discussion and analysis (collectively, the “Financial Information”), as to which no opinion need be expressed by such counsel, is, i

(v)

concurrently with the filing of the French language version of the Preliminary Prospectus and the Final Prospectus with the Canadian Securities Commissions, opinions of Deloitte & Touche LLP dated the date of the Preliminary Prospectus and the date of the Final Prospectus, in form and substance satisfactory to the Underwriters, acting reasonably, addressed to the Underwriters, the Corporation, the Selling Shareholder, their respective counsel and the directors of the Corporation, to the effect that the French language version of the Financial Information contained in the Preliminary Prospectus and the Final Prospectus is, in all material respects, a complete and proper translation of the English language version thereof;

(vi)

concurrently with the filing of the Final Prospectus with the Canadian Securities Commissions, a “long-form” comfort letter of Deloitte & Touche LLP, dated the date of the Final Prospectus (with the requisite procedures to be completed by such auditor within two business days of the date of such letter), in form and substance satisfactory to the Underwriters, acting reasonably, addressed to the Underwriters, the Selling Shareholder and the directors of the Corporation, with respect to certain financial and accounting information relating to the Corporation in the Final Prospectus, including all Documents Incorporated by Reference, which letter shall be in addition to the auditors’ report incorporated by reference in the Final Prospectus and the auditors’ comfort letter, if any, addressed to the Canadian Securities Commissions; and

(vii)	as soon as possible after the Preliminary Prospectus, the Final Prospectus and any Supplementary Material are prepared, copies of the U.S. Memorandum.

(b)	Supplementary Material

The Corporation shall also prepare and deliver promptly to the Underwriters and the Selling Shareholder signed copies of all Supplementary Material. Concurrently with the delivery of any Supplementary Material or the incorporation by reference in the Prospectus of any Subsequent Disclosure Document, the Corporation shall deliver to the Underwriters and the

Selling Shareholder, with respect to such Supplementary Material or Subsequent Disclosure Document, opinions and comfort letters substantially similar to those referred to in paragraphs 5(a) (iv), (v) and (vi), as applicable.

(c)	Representations of the Corporation as to Prospectus and Supplementary Material

Delivery of the Preliminary Prospectus, the Final Prospectus and any Supplementary Material by the Corporation shall constitute a representation and warranty of the Corporation to the Underwriters that, as at their respective dates of filing:

(i)

all information and statements (except the Goldcorp Information and information and statements relating solely to the Underwriters and provided by the Underwriters for inclusion in the Preliminary Prospectus, the Final Prospectus or any Supplementary Material) contained and incorporated by reference in the Preliminary Prospectus, the Final Prospectus or any Supplementary Material, as the case may be, are true and correct, in all material respects, and contain no misrepresentation and constitute full, true and plain disclosure of all material facts relating to the Corporation and the Shares as required by applicable Canadian Securities Laws in the Qualifying Jurisdictions;

(ii)

no material fact or information (except the Goldcorp Information and facts or information relating solely to the Underwriters and provided by the Underwriters for inclusion in the Preliminary Prospectus, the Final Prospectus or any Supplementary Material) has been omitted therefrom which is required to be stated in such disclosure or is necessary to make the statements or information contained in such disclosure not misleading in light of the circumstances under which they were made;

(iii)

except with respect to the Goldcorp Information and any information relating solely to the Underwriters and provided by the Underwriters for inclusion in the Preliminary Prospectus, the Final Prospectus or any Supplementary Material, such documents comply fully with the requirements of the Canadian Securities Laws in the Qualifying Jurisdictions other than as to non-material matters; and

(iv)

except as set forth or contemplated in the Prospectus or any Supplementary Material or as has otherwise been publicly disclosed, there has been no adverse material change (actual, anticipated, contemplated, proposed or threatened) in the business, affairs, prospects, operations, assets, liabilities (contingent or otherwise), capital or ownership of the Corporation on a condolidated basis since the end of the period covered by the Financial Statements.

Such deliveries shall also constitute the Corporation’s consent to the Underwriters’ use of the Preliminary Prospectus, the Final Prospectus and any Supplementary Material in connection with the distribution of the Shares in compliance with this Agreement unless otherwise advised in writing.

(d)	Representations of Goldcorp as to Prospectus and Supplementary Material

Delivery of the Preliminary Prospectus, the Final Prospectus and any Supplementary Material by the Corporation shall constitute a representation and warranty of Goldcorp to the

Underwriters that, as at their respective dates of filing, all Goldcorp Information contained and incorporated by reference in the Preliminary Prospectus, the Final Prospectus or any Supplementary Material, as the case may be, is true and correct, in all material respects, and contains no misrepresentation and constitutes full, true and plain disclosure of all material facts relating to such matters furnished by Goldcorp or the Selling Shareholder.

(e)	Commercial Copies

The Corporation shall cause commercial copies of the Preliminary Prospectus and the Final Prospectus in the English and French languages and the U.S. Memorandum to be delivered to the Underwriters without charge, in such quantities and in such cities as the Underwriters may reasonably request by oral instructions to the printer of such documents. Such delivery of the Preliminary Prospectus and the Final Prospectus shall be effected as soon as possible after filing thereof with the Canadian Securities Commissions but, in any event on or before noon (Toronto time) on the second business day after obtaining the receipt therefor. Such deliveries shall constitute the consent of the Corporation to the Underwriters’ use of the Preliminary Prospectus and the Final Prospectus for the distribution of the Shares in the Qualifying Jurisdictions in compliance with the provisions of this Agreement and Canadian Securities Laws and of the U.S. Memorandum for the distribution of the Shares in the United States in compliance with the provisions of Schedule “A”. The Corporation shall similarly cause to be delivered commercial copies of any Supplementary Material and hereby similarly consents to the Underwriters’ use thereof. The Corporation shall cause to be provided to the Underwriters, without cost, such number of copies of any Documents Incorporated by Reference as the Underwriters may reasonably request for use in connection with the distribution of the Shares.

(f)	Press Releases

During the period commencing on the date hereof and until completion of the distribution of the Shares, the Corporation will promptly provide to the Underwriters and the Selling Shareholder drafts of any press releases of the Corporation for review by the Underwriters and the Selling Shareholder prior to issuance.

6.	Material Change.

(a)           During the period from the date of this Agreement to the completion of distribution of the Shares under the Final Prospectus, the Corporation and Goldcorp (only to the extent of infromation pertaining to Goldcorp and in the case of paragraph 6(a)(iii), the Goldcorp Information) covenants and agrees with the Underwriters that it shall promptly notify the Underwriters in writing of:

(i)

any material change (actual, anticipated, contemplated or threatened, financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Corporation and the Subsidiary taken as a whole;

(ii)

any material fact which has arisen or has been discovered and would have been required to have been stated in the Preliminary Prospectus, the Final Prospectus or any Supplementary Material had the fact arisen or been discovered on, or prior to, the date of such document; and

(iii)

any change in any material fact (which for the purposes of this Agreement shall be deemed to include the disclosure of any previously undisclosed material fact) contained in the Preliminary Prospectus, the Final Prospectus or any Supplementary Material which fact or change is, or may be, of such a nature as to render any statement in the Preliminary Prospectus, the Final Prospectus or any Supplementary Material misleading or untrue in any material respect or which would result in a misrepresentation in the Preliminary Prospectus, the Final Prospectus or any Supplementary Material or which would result in the Preliminary Prospectus, the Final Prospectus or any Supplementary Material not complying (to the extent that such compliance is required) with Canadian Securities Laws.

The Corporation shall promptly, and in any event within any applicable time limitation, comply, to the satisfaction of the Underwriters, acting reasonably, with all applicable filings and other requirements under the Securities Laws as a result of such fact or change; provided that the Corporation shall not file any Supplementary Material or other document without first obtaining from the Underwriters the approval of the Underwriters, after consultation with the Underwriters with respect to the form and content thereof, which approval will not be unreasonably withheld. The Corporation and Goldcorp (to the extent relevant to the Selling Shareholder) shall in good faith discuss with the Underwriters any fact or change in circumstances (actual, anticipated, contemplated or threatened, financial or otherwise) which is of such a nature that there is or could be reasonable doubt whether written notice need be given under this paragraph 6(a).

(b)	Change in Canadian Securities Laws

If during the period of distribution of the Shares there shall be any change in Canadian Securities Laws which, in the opinion of the Underwriters, acting reasonably, requires the filing of any Supplementary Material, upon written notice from the Underwriters, the Corporation covenants and agrees with the Underwriters that it shall, to the satisfaction of the Underwriters, acting reasonably, promptly prepare and file such Supplementary Material with the appropriate securities regulatory authority in each of the Qualifying Jurisdictions where such filing is required.

7.            Regulatory Approvals. The Corporation will make all necessary filings, obtain all necessary consents and approvals (if any) and the Corporation will pay all filing fees required to be paid in connection with the transactions contemplated by this Agreement.

8.            Representations and Warranties of the Corporation. The Corporation represents and warrants to each of the Underwriters that:

(a)

each of the Corporation and the Subsidiary is a corporation constituted and validly existing under the laws of the jurisdiction in which it was incorporated, amalgamated or continued, as the case may be. No proceedings have been insituted or, to the knowledge of the Corporation, are pending for the dissolution or liquidation of the Corporation or the Subsidiary;

(b)	each of the Corporation and the Subsidiary has the requisite corporate power, authority and capacity to own, lease, or own and lease and to operate its property and assets including all material licences or other similar rights necessary to carry on the business customarily carried on by it;

(c)

the Corporation has no subsidiaries other than the Subsidiary nor, except as disclosed in the Documents Incorporated by Reference, any investment or proposed investment in any person which, for the financial year ended December 31, 2005 accounted for or which, for the financial year ending December 31, 2006, is expected to account for, more than five percent of the consolidated assets or consolidated revenues of the Corporation or would otherwise be material to the business and affairs of the Corporation on a consolidated basis. The Corporation owns all of the issued and outstanding shares of the Subsidiary, all of the issued and outstanding shares of the Subsidiary are issued as fully paid and non-assessable shares, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever, other than certain encumbrances relating to the credit agreement dated as of February 24, 2006 between the Corporation and The Bank of Nova Scotia, and no person, firm or corporation has any agreement, option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement, for the purchase from the Corporation or the Subsidiary of any interest in any of the shares in the capital of the Subsidiary;

(d)

the Corporation and the Subsidiary have each been conducting their business in compliance in all material respects with all applicable laws and regulations of each jurisdiction in which it carries on business or in which its services are provided and has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such laws and regulations;

(e)

the Corporation and the Subsidiary hold all requisite licences, registrations, qualifications, permits and consents necessary or appropriate for carrying on their business as described in the Prospectus and all such licences, registrations, qualifications, permits and consents are valid and subsisting and in good standing in all material respects except where the failure to hold such licences, registrations, qualifications, permits and consents would not have a Material Adverse Effect;

(f)

except as otherwise disclosed in the Prospectus: (i) the Corporation and the Subsidiary are the absolute legal and beneficial owners of, and have good and marketable title to, all of the material property or assets thereof as described in the Documents Incorporated by Reference, and no other property or assets are necessary for the conduct of the business of the Corporation or the Subsidary as currently conducted, (ii) neither the Corporation nor the Subsidiary knows of any claim or the basis for any claim that might or could materially and adversely affect the right thereof to use, transfer or otherwise exploit such property or assets, and (iii) neither the Corporation nor the Subsidiary has any responsibility or obligation to pay any material commission, royalty, licence fee or similar payment to any person with respect to the property and assets thereof;

(g)

the Corporation is a reporting issuer under the Canadian Securities Laws of each of the Qualifying Jurisdictions, is not in default of any requirement of such Canadian Securities Laws and the Corporation is not included on a list of defaulting reporting issuers maintained by the Canadian Securities Commissions in the Qualifying Jurisdictions;

(h)

the Corporation is in compliance in all material respects with its timely disclosure obligations under Canadian Securities Laws and the rules and regulations of the TSX and the NYSE and, without limiting the generality of the foregoing, there has not occurred any material adverse change, financial or otherwise, in the assets, liabilities (contingent or otherwise), business, financial condition, capital or prospects of the Corporation and the Subsidiary (taken as a whole) since December 31, 2005, which has not been publicly disclosed on a non-confidential basis and all the statements set forth in the Documents Incorporated by Reference were true, correct and complete in all material respects and did not contain any misrepresentation as of the date of such statements and the Corporation has not filed any confidential material change reports since the date of such statements which remain confidential as at the date hereof;

(i)

each of the execution and delivery of this Agreement, the performance by the Corporation of its obligations hereunder, the sale of the Shares hereunder and the consummation of the transactions contemplated in this Agreement, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (whether after notice or lapse of time or both), (A) any statute, rule or regulation applicable to the Corporation including, without limitation, the Canadian Securities Laws and the policies, rules and regulations of the TSX and the NYSE; (B) the constating documents, by-laws or resolutions of the directors or shareholders of the Corporation which are in effect at the date hereof; (C) any mortgage, note, indenture, contract, agreement, joint venture, partnership, instrument, lease or other document to which the Corporation or the Subsidiary is a party or by which it is bound; or (D) any judgment, decree or order binding the Corporation or the Subsidiary or a material portion of the property or assets thereof;

(j)

except as otherwise described in the Prospectus, there is no action, proceeding or investigation (whether or not purportedly on behalf of the Corporation or the Subsidiary) pending or, to the best of the knowledge of the Corporation, threatened against or affecting the Corporation or the Subsidiary at law or in equity, or before or by any federal, provincial, municipal or other governmental department, commission, board or agency, regulatory authority, domestic or foreign, which is, or could reasonably be expected to, result in any material change in the business or in the condition (financial or otherwise) of the Corporation and the Subsidiary, or their properties or assets (taken together as a whole), or which questions the validity of any action taken or to be taken by the Corporation pursuant to or in connection with this Agreement;

(k)	except as disclosed in the Prospectus or as contemplated herein, neither the Corporation nor the Subsidiary has approved, has entered into any binding agreement in respect of, or has any knowledge of:

(i)

the purchase of any material property or assets or any interest therein or the sale, transfer or other disposition of any material property or assets or any interest therein currently owned, directly or indirectly, by the Corporation or the Subsidiary, whether by asset sale, transfer of shares or otherwise;

(ii)

the change of control (by sale or transfer of shares or sale of all or substantially all of the property and assets of the Corporation or the Subsidiary or otherwise) of the Corporation or the Subsidiary; or

(iii)	a proposed or planned disposition of shares by any shareholder who owns, directly or indirectly, 10% or more of the outstanding shares of the Corporation or the Subsidiary;

(l)

the Financial Statements have been prepared in accordance with generally accepted accounting principles in Canada and present fully, fairly and correctly in all material respects, the financial condition of the Corporation and the Subsidiary as at the dates thereof and the results of the operations and the changes in the financial position of the Corporation and the Subsidiary for the periods then ended and contain and reflect adequate provisions or allowance for all reasonably anticipated liabilities, expenses and losses of the Corporation and the Subsidiary, and there has been no change in accounting policies or practices of the Corporation or the Subsidiary since December 31, 2005, except as has been publicly disclosed in the Prospectus;

(m)

all taxes (including income tax, capital tax, payroll taxes, employer health tax, workers’ compensation payments, property taxes, custom and land transfer taxes), duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto (collectively, “Taxes”) due and payable by the Corporation and the Subsidiary have been paid, except where the failure to pay such taxes would not constitute an adverse material fact in respect of the Corporation or the Subsidiary or have a Material Adverse Effect. All tax returns, declarations, remittances and filings required to be filed by the Corporation and the Subsidiary have been filed with all appropriate Governmental Authorities and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading, except where the failure to file such documents would not constitute an adverse material fact in respect of the Corporation or have a Material Adverse Effect. No examination of any tax return of the Corporation or the Subsidiary is currently in progress and there are no issues or disputes outstanding with any Governmental Authority respecting any taxes that have been paid, or may be payable, by the Corporation or the Subsidiary, in any case except where such examinations, issues or disputes would not constitute an adverse material fact in respect of the Corporation or have a Material Adverse Effect;

(n)

the Corporation’s auditors are independent public accountants as required under applicable Canadian Securities Laws and there has never been a reportable event (within the meaning of National Instrument 51-102) between the Corporation and such auditors or, to the knowledge of the Corporation, any former auditors of the Corporation;

(o)

as of the close of business on November 20, 2006, the Corporation’s authorized share capital consists of an unlimited number of Common Shares and an unlimited number of preference shares, issuable in series, of which 220,497,111 Common Shares and no preference shares are issued and outstanding;

(p)

other than as set out in the Prospectus, no person, firm or corporation has or will have at the Closing Date any agreement or option, or right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option, for the purchase from the Corporation of any unissued shares or securities of the Corporation;

(q)	other than as set out in the Prospectus, there is no agreement in force or effect which in any manner affects or will affect the voting or control of any of the securities of the Corporation;

(r)

except as disclosed in the Prospectus, none of the officers or employees of the Corporation or of the Subsidiary, any person who owns, directly or indirectly, more than 10% of any class of securities of the Corporation or securities of any person exchangeable for more than 10% of any class of securities of the Corporation, or any associate or Affiliate of any of the foregoing, had or has any material interest, direct or indirect, in any transaction or any proposed transaction (including, without limitation, any loan made to or by any such person) with the Corporation or the Subsidiary which, as the case may be, materially affects, is material to or will materially affect the Corporation on a consolidated basis;

(s)

no legal or governmental proceedings or inquiries are pending to which the Corporation or the Subsidiary is a party or to which its property is subject that would result in the revocation or modification of any material certificate, authority, permit or licence necessary to conduct the business now owned or operated by the Corporation and the Subsidiary which, if the subject of an unfavourable decision, ruling or finding would have a Material Adverse Effect and, to the knowledge of the Corporation, no such legal or governmental proceedings or inquiries have been threatened against or are contemplated with respect to the Corporation, the Subsidiary or with respect to their properties and assets;

(t)

except as disclosed in the Prospectus, there are no actions, suits, judgments, investigations or proceedings of any kind whatsoever outstanding, pending or, to the knowledge of the Corporation, threatened against or affecting the Corporation, the Subsidiary, or their respective directors or officers, at law or in equity or before or by any commission, board, bureau or agency of any kind whatsoever and, to the knowledge of the Corporation, there is no basis therefor and neither the Corporation nor the Subsidiary is subject to any judgment, order, writ, injunction, decree, award, rule, policy or regulation of any Governmental Authority which, either separately or in the aggregate, may have a Material Adverse Effect or would adversely affect the ability of the Corporation to perform its obligations under this Agreement;

(u)

no approval, authorization, consent or other order of, and no filing, registration or recording with, any Governmental Authority or other person is required of the Corporation in connection with the execution and delivery of or with the performance by the Corporation of this Agreement except (A) as disclosed in the Prospectus, (B) in compliance with the Canadian Securities Laws with regard to the distribution of the Shares, if any, in the Qualifying Jurisdictions, (C) a notice filing pursuant to Regulation D and related notice filings under applicable United States state securities laws, and (D) those which have been obtained and provided to the Underwriters and their counsel;

(v)

neither the Corporation nor the Subsidiary is in violation of its constating documents or in default of the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, trust deed, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or its property may be bound;

(w)

each of the Corporation and the Subsidiary owns or has the right to use under licence, sub-licence or otherwise all material intellectual property used by the Corporation and the Subsidiary in its business, including copyrights, industrial designs, trade marks, trade secrets, know how and proprietary rights, free and clear of any and all encumbrances;

(x)

any and all of the agreements and other documents and instruments pursuant to which the Corporation and the Subsidiary hold the property and assets thereof (including any interest in, or right to earn an interest in, any property) are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with the terms thereof. Neither the Corporation nor the Subsidiary is in default of any of the material provisions of any such agreements, documents or instruments nor has any such default been alleged. To the knowledge of the Corporation, the properties and assets in which the Corporation or the Subsidiary holds an interest or a right to earn an interest are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situated and there has been no material default under any lease, licence or claim pursuant to which such properties are held. To the knowledge of the Corporation, none of the properties (or any interest in, or right to earn an interest in, any property) is subject to any right of first refusal or purchase or acquisition right which is not disclosed in the Documents Incorporated by Reference;

(y)

at the Time of Closing, this Agreement shall have been duly authorized and executed and delivered by the Corporation and upon such execution and delivery shall constitute a valid and binding obligation of the Corporation and shall be enforceable against the Corporation in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law;

(z)

all actions required to be taken by or on behalf of the Corporation, including the passing of all requisite resolutions of its directors, necessary to carry out its obligations hereunder, have been or will, by the Time of Closing, be completed;

(aa)	other than as set out in the Documents Incorporated by Reference, neither the Corporation nor the Subsidiary has made any loans to or guaranteed the obligations of any person;

(bb)

neither the Corporation nor the Subsidiarry occupies any premises as tenant or sub-tenant pursuant to a lease or owns any real property, it being acknowledged that the Corporation occupies its offices in Vancouver, British Columbia pursuant to the terms of the administration and management services agreement dated October 15, 2004 between the Corporation and Goldcorp;

(cc)

the assets of the Corporation and the Subsidiary and their business are insured against loss or damage with responsible insurers on a basis consistent with insurance obtained by reasonably prudent participants in comparable businesses or to the extent considered by the Corporation to be practical and appropriate, and such coverage is in full force and effect, and the Corporation has not failed to promptly give any notice of any material claim thereunder;

(dd)

the minute books and records of the Corporation and the Subsidiary made available to counsel for the Underwriters in connection with its due diligence investigation of the Corporation for the period from the date of incorporation to the date hereof are all of the minute books and records of the Corporation and the Subsidiary and contain copies of all material proceedings (or certified copies thereof or drafts thereof pending approval) of the shareholders, the directors and all committees of directors of the Corporation and the Subsidiary, as the case may be, to the date of review of such corporate records and minute books and there have been no other meetings, resolutions or proceedings of the shareholders, directors or any committees of the directors of the Corporation and the Subsidiary to the date hereof not reflected in such minute books and other records, other than those which have been disclosed to the Underwriters or which are not material in the context of the Corporation;

(ee)

other than as disclosed in the Documents Incorporated by Reference and to the knowledge of the Corporation, neither the Corporation nor the Subsidiary has been in violation of, in connection with the ownership, use, maintenance or operation of its property and assets, any applicable federal, provincial, state, municipal or local laws, by-laws, regulations, orders, policies, permits, licences, certificates or approvals having the force of law, domestic or foreign, relating to environmental, health or safety matters (collectively the “Environmental Laws”) which would have a Material Adverse Effect;

(ff)

without limiting the generality of paragraph 8(ee) immediately above, other than as disclosed in the Documents Incorporated by Reference, the Corporation and the Subsidiary do not have any knowledge of, and have not received any notice of, any material claim, judicial or administrative proceeding, pending or threatened against, or which may affect, either the Corporation or the Subsidiary or any of the property, assets or operations thereof, relating to, or alleging any violation of any Environmental Laws, the Corporation is not aware of any facts which could give rise to any such claim or judicial or administrative proceeding and neither the Corporation nor the Subsidiary nor any of the property, assets or operations thereof is the subject of any investigation, evaluation, audit or review by any Governmental Authority to determine whether any violation of any Environmental Laws has occurred or is occurring or whether any remedial action is needed in connection with a release of any contaminant into the environment, except for compliance investigations conducted in the normal course by any Governmental Authority, in each case which could reasonably be expected to have a Material Adverse Effect;

(gg)

other than as disclosed in the Documents Incorporated by Reference, there are no orders, rulings or directives issued, pending or, to the best of the Corporation’s knowledge, threatened against the Corporation or the Subsidiary under or pursuant to any Environmental Laws requiring any work, repairs, construction or capital expenditures with respect to the property or assets of the Corporation or the Subsidiary which would have a Material Adverse Effect;

(hh)

other than as disclosed in the Documents Incorporated by Reference, the Corporation and the Subsidiary are not subject to any contingent or other liability relating to the restoration or rehabilitation of land, water or any other part of the environment (except for those derived from normal exploration activities) or non-compliance with

Environmental Laws which could reasonably be expected to have a Material Adverse Effect;

(ii)

other than as disclosed in the Documents Incorporated by Reference, there has not been in the last two years and there is not currently any labour disruption, grievance, arbitration proceeding or other conflict which could reasonably be expected to have a Material Adverse Effect, and the Corporation and the Subsidairy are in compliance with all provisions of all federal, provincial, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where non-compliance with any such provisions would not have a Material Adverse Effect;

(jj)

no union has been accredited or otherwise designated to represent any employees of the Corporation or the Subsidiary and, to the knowledge of the Corporation, no accreditation request or other representation question is pending with respect to the employees of the Corporation or the Subsidiary and no collective agreement or collective bargaining agreement or modification thereof has expired or is in effect in any of the Corporation’s facilities and none is currently being negotiated by the Corporation or the Subsidiary;

(kk)

the Documents Incorporated by Reference disclose, to the extent required by applicable Canadian Securities Laws, each material plan for retirement, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or otherwise contributed to, or required to be contributed to, by the Corporation for the benefit of any current or former director, officer, employee or consultant of the Corporation (the “Employee Plans”), each of which has been maintained in all material respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Employee Plans;

(ll)

the Corporation maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, and (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with Canadian generally accepted accounting principles and to maintain accountability for assets;

(mm)

no order, ruling or determination having the effect of suspending the sale or ceasing the trading in any securities of the Corporation has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or, to the knowledge of the Corporation, are pending, contemplated or threatened by any regulatory authority;

(nn)	the Common Shares are listed and posted for trading on the TSX and the NYSE;

(oo)

the form and terms of the certificate for the Shares have been approved and adopted by the board of directors of the Corporation and do not conflict with any applicable laws and comply with the rules and regulations of the TSX and the NYSE;

(pp)

the Shares have been duly created and validly issued and are outstanding as fully paid Common Shares, and have not been issued in violation of or subject to any pre-emptive rights or contractual rights to purchase securities issued by the Corporation;

(qq)

the Shares are qualified investments under the Income Tax Act (Canada) for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans and registered education savings plans;

(rr)	CIBC Mellon Trust Company at its principal offices in the cities of Toronto, Ontario and Vancouver, British Columbia has been duly appointed as registrar and transfer agent for the Common Shares;

(ss)

all information which has been prepared by the Corporation and the Subsidiary relating to the Corporation and the Subsidiary and the business, property and liabilities thereof and either publicly disclosed, provided or made available to the Underwriters, including the Prospectus and all financial, marketing, sales and operational information provided to the Underwriters is, as of the date of such information, true and correct in all material respects, taken as a whole, and no fact or facts have been omitted therefrom which would make such information materially misleading;

(tt)

the Corporation has not completed any “significant acquisition”, “significant disposition” nor is it proposing any “probable acquisitions” (as such terms are defined in NI 44-101) that would require the inclusion of any additional financial statements or pro forma financial statements in the Prospectus pursuant to Canadian Securities Laws;

(uu)

the Corporation is eligible to file a short form prospectus in each of the Qualifying Jurisdictions pursuant to applicable Canadian Securities Laws and on the date of and upon filing of the Final Prospectus there will be no documents required to be filed under the Canadian Securities Laws in connection with the distribution of the Shares that will not have been filed as required;

(vv)

to the knowledge of the Corporation, the Corporation is not aware of any circumstances presently existing under which liability is or could reasonably be expected to be incurred under Part XXIII – Civil Liability for Secondary Market Disclosure of the Securities Act (Ontario); and

(ww)

other than the Underwriters, there is no person acting or purporting to act at the request of or on behalf of the Corporation who is entitled to any brokerage or finder’s fee in connection with the transactions contemplated by this Agreement.

9.            Representations and Warranties of Goldcorp. Goldcorp represents and warrants to each of the Underwriters that:

(a)

each of Goldcorp and the Selling Shareholder is a corporation constituted and validly existing under the laws of the jurisdiction in which it was incorporated, amalgamated or continued, as the case may be, and no proceedings have been insituted or, to the knowledge of Goldcorp, are pending for the dissolution or liquidation of Goldcorp or the Selling Shareholder;

(b)

each of Goldcorp and the Selling Shareholder has the requisite corporate power, authority and capacity to (A) sell the Shares; and (B) enter into this Agreement and to carry out the provisions of this Agreement;

(c)

the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been or will, as of the Time of Closing, be duly authorized by all necessary corporate action of both Goldcorp and the Selling Shareholder and this Agreement has been executed and delivered by each of Goldcorp and the Selling Shareholder and constitutes, and at the Time of Closing will constitute, a valid and binding obligation of each of Goldcorp and the Selling Shareholder, enforceable against Goldcorp and the Selling Shareholder in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law;

(d)

the transactions contemplated by this Agreement do not and will not result in a breach of or violation of any of the terms or provisions of, or constitute a default under (whether after notice or lapse of time or both), (A) any statute, rule or regulation applicable to Goldcorp or the Selling Shareholder; (B) the constating documents, by-laws or resolutions of the directors or shareholders of Goldcorp or the Selling Shareholder which are in effect at the date hereof; (C) any mortgage, note, indenture, contract, agreement, joint venture, partnership, instrument, lease or other document to which Goldcorp or the Selling Shareholder is a party or by which it is bound; or (D) any judgment, decree or order binding Goldcorp or the Selling Shareholder or a material portion of the property or assets thereof;

(e)

the execution and delivery of this Agreement, the fulfilment of the terms hereof by Goldcorp and the Selling Shareholder and the sale and delivery of the Shares at the Time of Closing does not and will not require the consent, approval, authorization, registration or qualification of or with any governmental authority, stock exchange, Securities Commission or other third party, except such as have been obtained or such as may be required to be obtained by the Corporation under applicable Securities Laws or stock exchange regulations;

(f)

to the knowledge of Goldcorp, the Selling Shareholder did not determine to dispose of the Shares on the basis of a material fact or material change with respect to the Corporation that has not been generally disclosed or which is not disclosed in the Prospectus;

(g)

there are no actions, proceedings or investigations (whether or not purportedly by or on behalf of the Selling Shareholder) current, pending or, to the best of Goldcorp’s knowledge, threatened against or affecting the Selling Shareholder in relation to the Shares at law or in equity (whether in any court, arbitration or similar tribunal) or before or by any federal, provincial, state, municipal or other governmental department, commission, board or agency, domestic or foreign;

(h)	as of the date hereof, other than as disclosed in the Prospectus, no person, firm or corporation (except the Underwriters) has any agreement or option, or right or privilege

(whether pre-emptive or contractual) capable of becoming an agreement, for the purchase of any of the Shares owned by the Selling Shareholder;

(i)

all actions requried to be taken by or on behalf of Goldcorp or the Selling Shareholder, including the passing of all requisite resolutions, so as to duly sell and deliver the Shares have been taken or will be taken on or before the Time of Closing;

(j)	as at the Time of Closing and prior to the delivery of the Shares to the Underwriters, the Selling Shareholder will be the registered holder and benefical owner of the Shares;

(k)

as of the Time of Closing, the Selling Shareholder will have valid and marketable title to the Shares, free and clear of all liens, charges, pledges, security interests, encumbrances or other adverse claims whatsoever, other than those arising under this Agreement; and

(l)

other than the Underwriters pursuant to this Agreement, there is no person acting or purporting to act at the request of Goldcorp or the Selling Shareholder who is entitled to any brokerage, agency or other fiscal advisory or similar fee in connection with the transactions contemplated herein.

10.          Covenants of the Corporation. The Corporation covenants and agrees with the Underwriters that the Corporation:

(a)

will advise the Underwriters, promptly after receiving notice thereof, of the time when the Preliminary Prospectus, the Final Prospectus and any Supplementary Material has been filed and receipts therefor have been obtained and will provide evidence reasonably satisfactory to the Underwriters of each such filing and copies of such receipts;

(b)

will advise the Underwriters, promptly after receiving notice or obtaining knowledge thereof, of: (i) the issuance by any Canadian Securities Commission of any order suspending or preventing the use of the Preliminary Prospectus, the Final Prospectus or any Supplementary Material; (ii) the suspension of the qualification of the Shares in any of the Qualifying Jurisdictions; (iii) the institution, threatening or contemplation of any proceeding for any such purposes; or (iv) any requests made by any Canadian Securities Commission for amending or supplementing the Preliminary Prospectus or the Final Prospectus or for additional information, and will use its commercially reasonable efforts to prevent the issuance of any order referred to in (i) above and, if any such order is issued, to obtain the withdrawal thereof as quickly as possible;

(c)

will use its reasonable best efforts to maintain its status as a “reporting issuer” (or the equivalent thereof) not in default of the requirements of the Canadian Securities Laws of each of the Qualifying Jurisdictions which have such a concept to the date which is one year following the Closing Date;

(d)

will use its reasonable best efforts to maintain the listing of the Common Shares on the TSX or such other recognized stock exchange or quotation system as the Underwriters may approve, acting reasonably, to the date that is one year following the Closing Date so long as the Corporation meets the minimum listing requirements of the TSX or such other exchange or quotation system; and

(e)

will deliver to the Underwriters, as soon as practicable after the Prospectus and any Supplementary Material are prepared, the U.S. Memorandum incorporating the Prospectus or Supplementary Material, as the case may be, prepared for use in connection with the distribution of the Shares in the United States in compliance with the provisions of Schedule “A”.

11.          Conditions of Closing. The Underwriters’ obligation to purchase the Shares pursuant to this Agreement shall be subject to the following conditions:

(a)

the Underwriters will receive, at the Time of Closing, favourable legal opinions dated the Closing Date from the Corporation’s counsel, DuMoulin Black LLP, in form and substance satisfactory to the Underwriters, acting reasonably, with respect to the following matters:

(i)

the Corporation is a “reporting issuer”, or its equivalent, in each of the Qualifying Jurisdictions and it is not listed as in default of any requirement of the Securities Laws in any of the Qualifying Jurisdictions;

(ii)

the Corporation is a corporation existing under the laws of the Province of Ontario and has all requisite corporate power to carry on its business as now conducted and to own, lease and operate its property and assets;

(iii)	the authorized capital of the Corporation consists of an unlimited number of Common Shares and an unlimited number of preference shares, issuable in series;

(iv)	the Corporation has all necessary corporate power and capacity to execute and deliver this Agreement and perform its obligations under this Agreement;

(v)

all necessary corporate action has been taken by the Corporation to authorize the execution and delivery of each of the Preliminary Prospectus and the Final Prospectus and the filing thereof with the Canadian Securities Commissions;

(vi)

all necessary corporate action has been taken by the Corporation to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder and this Agreement has been executed and delivered by the Corporation and constitutes a legal, valid and binding obligation of the Corporation enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting the rights of creditors generally and subject to such other standard assumptions and qualifications including the qualifications that equitable remedies may be granted in the discretion of a court of competent jurisdiction and that enforcement of rights to indemnity, contribution and waiver of contribution set out in this Agreement may be limited by applicable law and that enforceability is subject to the provisions of the Limitations Act, 2002 (Ontario);

(vii)

the execution and delivery of this Agreement and the fulfilment of the terms hereof by the Corporation do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse

(viii)

of time or both, will result in a breach of or default under, and do not and will not conflict with (i) the provisions of any law, statute, rule or regulation to which the Corporation is subject; (ii) the constating documents and by-laws of the Corporation; (iii) any resolutions of the shareholders or directors of the Corporation; or (iv) any judgment, order or decree, of which counsel is aware, of any court, governmental agency or body or regulatory authority having jurisdiction over the Corporation in Canada;

the rights, privileges, restrictions and conditions attaching to the Common Shares are accurately summarized in all material respects in the Final Prospectus;

(ix)

all necessary documents have been filed, all requisite proceedings have been taken and all approvals, permits and consents of the appropriate regulatory authority in each of the Qualifying Jurisdictions to qualify the distribution or distribution to the public of the Shares in each of the Qualifying Jurisdictions through persons who are registered under applicable legislation and who have complied with the relevant provisions of such applicable legislation;

(x)

the form and terms of the definitive certificate representing the Common Shares have been approved by the board of directors of the Corporation and comply in all material respects with the Business Corporations Act (Ontario) and the rules and by-laws of the TSX;

(xi)	CIBC Mellon Trust Company has been duly appointed as the transfer agent and registrar for the Common Shares; and

(xii)

the Shares will, on the Closing Date, be qualified investments under the Income Tax Act (Canada) for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans and registered education savings plans.

In connection with such opinion, counsel to the Corporation may rely on the opinions of local counsel in the Qualifying Jurisdictions acceptable to the Underwriters, acting reasonably, as to the qualification for distribution of the Shares or opinions may be given directly by local counsel of the Corporation with respect to those items and as to other matters governed by the laws of jurisdictions other than the province in which they are qualified to practice and may rely, to the extent appropriate in the circumstances, as to matters of fact on certificates of officers of the Corporation and others;

(b)

the Underwriters will receive, at the Time of Closing, favourable legal opinions dated the Closing Date from counsel to Goldcorp and the Selling Shareholder, Cassels Brock & Blackwell LLP, in form and substance satisfactory to the Underwriters, acting reasonably, with respect to the following matters:

(i)	each of Goldcorp and the Selling Shareholder is a corporation existing under the laws of the jurisdiction of its incorporation, amalgamation or continuance, as the case may be;

(ii)	each of Goldcorp and the Selling Shareholder has all requisite corporate power and capacity to execute, deliver and perform its obligations under this Agreement;

(iii)

all necessary corporate action has been taken by each of Goldcorp and the Selling Shareholder to authorize the execution and delivery of this Agreement and the performance of their respective obligations hereunder and this Agreement has been executed and delivered by each of Goldcorp and the Selling Shareholder and constitutes a legal, valid and binding obligation of each of Goldcorp and the Selling Shareholder, enforceable against each of Goldcorp and the Selling Shareholder in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting the rights of creditors generally and subject to such other standard assumptions and qualifications including the qualifications that equitable remedies may be granted in the discretion of a court of competent jurisdiction and that enforcement of rights to indemnity, contribution and waiver of contribution set out in this Agreement may be limited by applicable law and that enforceability is subject to the provisions of the Limitations Act, 2002 (Ontario);

(iv)

the execution and delivery of this Agreement, the fulfilment of the terms hereof by each of Goldcorp and the Selling Shareholder and the sale and delivery of the Shares to be sold at the Time of Closing do not and will not result in a breach of or default under, and do not and will not create a state of facts that, after notice or lapse of time or both, will result in a breach of or default under, and do not and will not conflict with any of the terms, conditions or provisions of the articles, by-laws or other constating documents or resolutions of the directors or shareholders of Goldcorp or the Selling Shareholder;

(c)

for purposes of Schedule “A”, if any Shares are sold by any Selling Firm in transactions requiring an exemption from the registration requirements under the U.S. Securities Act, the Undewriters will receive, at the Time of Closing, a favourable legal opinion dated the Closing Date from U.S. counsel to the Corporation, Dorsey & Whitney LLP, to the effect that no registration of the Shares will be required under the U.S. Securities Act, such opinion to be subject to such qualifications and assumptions as the Underwriters may agree, acting reasonably, it being understood that such counsel need not express its opinion with respect to any subsequent re-sale of the Shares;

(d)

the Underwriters will receive, at the Time of Closing, a favourable legal opinion dated the Closing Date, in form and substance satisfactory to the Underwriters, acting reasonably, from Québec counsel to the Corporation, Desjardins Ducharme L.L.P., regarding compliance with the laws of Québec relating to the use of the French language in connection with the documents (including the Preliminary Prospectus, the Final Prospectus and any Supplementary Material, other than with respect to Financial Information therein) to be delivered to purchasers in Québec;

(e)

the Underwriters will receive, at the Time of Closing, a certificate dated the Closing Date signed by the Director, Legal and Assistant Corporate Secretary of the Corporation or such other senior officer(s) of the Corporation as may be acceptable to the Underwriters, in form and content satisfactory to the Underwriters, acting reasonably, with respect to:

(i)	the articles and by-laws of the Corporation;

(ii)	the resolutions of the Corporation’s board of directors relevant to the Prospectus and the authorization of this Agreement and the transactions contemplated herein; and

(iii)	the incumbency and signatures of signing officers of the Corporation;

(f)

the Underwriters will receive, at the Time of Closing, a comfort letter dated the Closing Date from the auditors of the Corporation, Deloitte & Touche LLP, in form and substance satisfactory to the Underwriters, acting reasonably, bringing forward to a date not more than two business days prior to the Closing Date the information contained in the comfort letter referred to in paragraph 5(a)(vi) hereof;

(g)

the Underwriters will receive, at the Time of Closing, a certificate dated the Closing Date signed by the Chief Executive Officer of the Corporation and the Chief Financial Officer of the Corporation, or such other senior officer(s) of the Corporation as may be acceptable to the Underwriters, certifying for and on behalf of the Corporation and without personal liability, after having made due enquiries and after having carefully examined the Final Prospectus and any Supplementary Material, that:

(i)	the Corporation has complied with all the covenants and satisfied all the terms and conditions of this Agreement on its part to be complied with and satisfied at or prior to the Time of Closing;

(ii)

the representations and warranties of the Corporation contained herein are true and correct as at the Time of Closing, with the same force and effect as if made on and as at the Time of Closing after giving effect to the transactions contemplated hereby;

(iii)

decision documents have been issued by the Canadian Securities Commissions in the Qualifying Jurisdictions for the Final Prospectus and no order, ruling or determination having the effect of ceasing the trading or suspending the sale of the Common Shares or any other securities of the Corporation has been issued by any regulatory authority and is continuing in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened under any Canadian Securities Laws or by any regulatory authority;

(iv)

since the respective dates as of which information is given in the Final Prospectus (A) there has been no material change (actual, anticipated, contemplated or threatened, whether financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Corporation and the Subsidiary on a consolidated basis, and (B) no transaction has been entered into by any of the Corporation or the Subsidiary which is material to the Corporation on a consolidated basis, other than as disclosed in the Final Prospectus or the Supplementary Material, as the case may be; and

(v)	there has been no change in any material fact (which includes the disclosure of any previously undisclosed material fact) contained in the Final Prospectus which fact or change is, or may be, of such a nature as to render any statement in the Final Prospectus misleading or untrue in any material respect or which would result in a misrepresentation in the Final Prospectus or which would result in the Final Prospectus not complying with Canadian Securities Laws;

(h)

the representations and warranties of the Corporation, Goldcorp and the Selling Shareholder contained in this Agreement will be true and correct as of the Time of Closing as if such representations and warranties were made at and as of such time and all agreements, covenants and conditions required by this Agreement to be performed or complied with by the Corporation, Goldcorp or the Selling Shareholder will have been performed and complied with prior to that time;

(i)

the Underwriters will receive, at the Time of Closing, a certificate dated the Closing Date signed by the Chief Executive Officer and the Chief Financial Officer of Goldcorp, or such other senior officer(s) thereof as may be acceptable to the Underwriters, certifying for and on behalf of Goldcorp and the Selling Shareholder, and without personal liability, after having made due enquiries and after having carefully examined the Final Prospectus and any Supplementary Material, that;

(i)

Goldcorp and the Selling Shareholder have complied with all the covenants and satisfied all the terms and conditions of this Agreement on their part to be complied with and satisfied at or prior to the Time of Closing; and

(ii)

the representations and warranties of Goldcorp and the Selling Shareholder contained herein are true and correct as at the Time of Closing, with the same force and effect as if made on and as at the Time of Closing after giving effect to the transactions contemplated hereby;

(j)

the Underwriters will receive, at the Time of Closing, a certificate dated the Closing Date signed by the Director, Legal and Assistant Corporate Secretary of Goldcorp, or such other senior officer(s) of Goldcorp as may be acceptable to the Underwriters, in form and content satisfactory to the Underwriters, acting reasonably, with respect to:

(i)	the articles and by-laws of Goldcorp and the Selling Shareholder;

(ii)

the resolutions of the board of directors of Goldcorp and the Selling Shareholder relevant to the sale of the Shares and the authorization of the other agreements and transactions contemplated herein; and

(iii)	the incumbency and signatures of signing officers of Goldcorp and the Selling Shareholder;

(k)

the Underwriters will receive, at the Time of Closing, a certificate from CIBC Mellon Trust Company as to the number of Common Shares issued and outstanding as at a date no more than two business days prior to the Closing Date;

(l)

the Underwriters will receive, at the Time of Closing, a certificate of status or the equivalent (if applicable) in respect of the Corporation and the Subsidiary issued by the appropriate regulatory authority in the jurisdiction in which the Corporation and the Subsidiary are formed, which certificates shall be dated no more than two business days prior to the Closing Date;

(m)

the Underwriters will receive, at the Time of Closing, a certificate from each Canadian Securities Commission confirming that the Corporation is a reporting issuer or the equivalent in each Qualifying Jurisdiction (if available) which certificates shall be dated no more than two business days prior to the Closing Date; and

(n)

prior to the Time of Closing, the Underwriters and Goldcorp shall enter into a lock-up agreement, in form and substance acceptable to the Underwriters, acting reasonably, whereby Goldcorp shall covenant and agree, on its own behalf and on behalf of any subsidiary of Goldcorp that exercises control or direction over any securities of the Corporation (collectively, the “Goldcorp Entities”), that the Goldcorp Entities will not, from the date hereof to the date that is 90 days following the Closing Date, directly or indirectly, offer, sell, contract to sell, lend, swap, or enter into any other agreement to transfer the economic consequences of, or otherwise dispose of or deal with, or publicly announce any such intention, whether through the facilities of a stock exchange, by private placement or otherwise, securities of the Corporation held by the Goldcorp Entities, directly or indirectly, without first obtaining the written consent of GMP on behalf of the Underwriters, which consent will not be unreasonably withheld, and which consent will not be withheld upon the occurrence of a take-over bid or similar transaction involving a change of control of the Corporation.

12.           Closing. The purchase and sale of the Shares shall be completed at the Time of Closing at the offices of Cassels Brock & Blackwell LLP in Toronto, Ontario or at such other place as GMP and Goldcorp may agree upon. At the Time of Closing, the Selling Shareholder shall deliver to the Underwriters one or more definitive certificate(s) representing the Shares registered in the name of “CDS & Co.” or in such other name or names as the Underwriters may notify Goldcorp in writing not less than 24 hours prior to the Time of Closing (provided that any Shares sold in the United States pursuant to Schedule “A” shall be individually certificated and shall not be included in any global certificate issued to CDS or its nominee), against payment by the Underwriters to Goldcorp, at the direction of Goldcorp, of the aggregate purchase price for the Shares less an amount equal to the Commission and a reasonable estimate of the out-of-pocket fees and expenses of the Underwriters and their counsel payable pursuant to paragraph 15, by wire transfer or, if permitted by applicable law, by certified cheque or bank draft, together with a receipt signed by GMP (on behalf of the Underwriters) for such definitive certificate(s) and for receipt of the Commission and such expenses.

13.	Indemnification.

(a)

The Corporation shall fully indemnify and save harmless each of the Underwriters and their respective affiliates, and the respective directors, officers, employees and agents thereof (collectively, the “Indemnified Parties” and individually an “Indemnified Party”)

from and against all losses (other than losses of profit), claims, damages, liabilities, costs and expenses, (including the reasonable fees and expenses of the Indemnified Parties’ counsel that may be incurred in advising with respect to or defending such claim), in any capacity under any statute or common law or otherwise insofar as such expenses, losses, claims, damages, liabilities or actions arise out of or are based, directly or indirectly, upon the performance of professional services rendered to the Corporation by the Indemnified Parties or otherwise in connection with the matters referred to in this Agreement, including, without limitation, in any way caused by, or arising directly or indirectly from, or in consequence of caused by or arising directly or indirectly from or in consequence of:

(i)

the breach of, or default under, any term, condition, covenant or agreement of the Corporation made or contained herein or in any other document of the Corporation delivered pursuant hereto or made by the Corporation in connection with the sale of the Shares or any representation or warranty of the Corporation made or contained herein or in any other document of the Corporation delivered pursuant hereto or in connection with the sale of the Shares being or being alleged to be untrue, false or misleading;

(ii)	any negligence or wilful misconduct by the Corporation relating to or connected with the distribution of the Shares;

(iii)

any omission or alleged omission to state in any of the Preliminary Prospectus, Final Prospectus or Supplementary Material (including, for greater certainty, the Documents Incorporated by Reference and any Subsequent Disclosure Documents) or in any certificate of the Corporation delivered under this Agreement or pursuant to this Agreement any material fact (except facts relating solely to the Underwriters or the Goldcorp Information), required to be stated in such document or necessary to make any statement in such document not misleading in light of the circumstances under which it was made;

(iv)

any order made or enquiry, investigation or proceedings commenced or threatened by any securities regulator or other competent authority, not based upon the activities or alleged activities of the Underwriters, Goldcorp or the Selling Shareholder, based upon any untrue, false or misleading statement or omission or alleged untrue, false or misleading statement or omission or any misrepresentation or alleged misrepresentation made by the Corporation; and

(v)

the non-compliance or alleged non-compliance by the Corporation with any of the Securities Laws of the Qualifying Jurisdictions or the U.S. Securities Act relating to or connected with the distribution of the Shares, including the Corporation’s non-compliance with any statutory requirement to make any document available for inspection, provided that, in the event and to the extent that a court of competent jurisdiction in a final judgment from which no appeal can be made or a regulatory authority in a final ruling from which no appeal can be made shall determine that the liabilities, claims, actions, suits, proceedings, losses, costs, damages or expenses resulted from the negligence, fraud or wilful misconduct of an Indemnified Party claiming indemnity, this indemnity shall not apply.

(b)

Goldcorp shall fully indemnify and save harmless each of the Indemnified Parties from and against all losses (other than losses of profit), claims, damages, liabilities, costs and expenses, (including the reasonable fees and expenses of the Indemnified Parties’ counsel that may be incurred in advising with respect to or defending such claim), in any capacity under any statute or common law or otherwise insofar as such expenses, losses, claims, damages, liabilities or actions arise out of or are based, directly or indirectly, upon the performance of professional services rendered to Goldcorp or the Selling Shareholder by the Indemnified Parties or otherwise in connection with the matters referred to in this Agreement, including, without limitation, in any way caused by, or arising directly or indirectly from, or in consequence of caused by or arising directly or indirectly from or in consequence of:

(i)

the breach of, or default under, any term, condition, covenant or agreement of Goldcorp or the Selling Shareholder made or contained herein or in any other document of Goldcorp or the Selling Shareholder delivered pursuant hereto or made by Goldcorp or the Selling Shareholder in connection with the sale of the Shares or any representation or warranty of Goldcorp or the Selling Shareholder made or contained herein or in any other document of Goldcorp or the Selling Shareholder delivered pursuant hereto or in connection with the sale of the Shares being or being alleged to be untrue, false or misleading;

(ii)	any negligence or wilful misconduct by Goldcorp or the Selling Shareholder relating to or connected with the sale by the Selling Shareholder of the Shares;

(iii)

any omission or alleged omission to state in any of the Preliminary Prospectus, Final Prospectus or Supplementary Material (including, for greater certainty, the Documents Incorporated by Reference and any Subsequent Disclosure Documents) or in any certificate of Goldcorp or the Selling Shareholder delivered under this Agreement or pursuant to this Agreement any material fact relating to the Goldcorp Information, required to be stated in such document or necessary to make any statement in such document not misleading in light of the circumstances under which it was made;

(iv)

any order made or enquiry, investigation or proceedings commenced or threatened by any securities regulator or other competent authority, not based upon the activities or alleged activities of the Underwriters, based upon any untrue, false or misleading statement or omission or alleged untrue, false or misleading statement or omission or any misrepresentation or alleged misrepresentation made by Goldcorp or the Selling Shareholder; and

(v)

the non-compliance or alleged non-compliance by Goldcorp or the Selling Shareholder with any of the Securities Laws of the Qualifying Jurisdictions or the U.S. Securities Act relating to or connected with the sale by the Selling Shareholder of the Shares, including non-compliance with any statutory requirement to make any document available for inspection, provided that, in the event and to the extent that a court of competent jurisdiction in a final judgment from which no appeal can be made or a regulatory authority in a final ruling from which no appeal can be made shall determine that the liabilities, claims, actions, suits, proceedings, losses, costs, damages or expenses resulted from the negligence, fraud or wilful misconduct of an Indemnified Party claiming indemnity, this indemnity shall not apply.

(c)

If any claim contemplated by this paragraph 13 shall be asserted against any of the Indemnified Parties, or if any potential claim contemplated by this paragraph 13 shall come to the knowledge of any of the Indemnified Parties, the Indemnified Party concerned shall notify in writing the Corporation and/or Goldcorp, as applicable, as soon as possible of the nature of such claim (provided that any failure to so notify in respect of any potential claim shall affect the liability of the Corporation or Goldcorp, as the case may be, under this paragraph 13 only to the extent that the Corporation or Goldcorp, as the case may be, is prejudiced by such failure). The Corporation or Goldcorp, as the case may be, shall, subject as hereinafter provided, be entitled (but not required) to assume the defence on behalf of the Indemnified Party of any suit brought to enforce such claim; provided that the defence shall be through legal counsel selected by the Corporation or Goldcorp, as the case may be, and acceptable to the Indemnified Party, acting reasonably and no admission of liability shall be made by the Corporation or Goldcorp, as the case may be, or the Indemnified Party without, in each case, the prior written consent of all the Indemnified Parties affected and the Corporation or Goldcorp, as the case may be, in each case such consent not to be unreasonably withheld. An Indemnified Party shall have the right to employ separate counsel in any such suit and participate in the defence thereof but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless:

(i)	the Corporation or Goldcorp, as the case may be, fails to assume the defence of such suit on behalf of the Indemnified Party within twenty days of receiving notice of such suit;

(ii)	the employment of such counsel has been authorized by the Corporation or Goldcorp, as the case may be; or

(iii)

the named parties to any such suit (including any added or third parties) include the Indemnified Party and the Corporation or Goldcorp, as the case may be, and the Indemnified Party and the Corporation or Goldcorp, as the case may be, shall have been advised in writing by counsel that representation of the Indemnified Party by counsel for the Corporation or Goldcorp, as the case may be, is inappropriate as a result of the potential or actual conflicting interests of those represented;

(in each of cases (i), (ii) or (iii), the Corporation or Goldcorp, as the case may be, shall not have the right to assume the defence of such suit on behalf of the Indemnified Party, but the Corporation or Goldcorp, as the case may be, shall only be liable to pay the reasonable fees and disbursements of one firm of separate counsel for all Indemnified Parties. In no event shall the Corporation or Goldcorp, as the case may be, be required to pay the fees and disbursements of more than one set of counsel for all Indemnity Parties in respect of any particular claim or set of claims).

(d)

The Corporation and Goldcorp hereby acknowledge and agree that, with respect to paragraph 13 and 14 hereof, the Underwriters are contracting on their own behalf and as agents for their affiliates, directors, officers, employees and agents and their respective directors, officers, employees and agents (collectively, the “Beneficiaries”). In this regard, each of the Underwriters shall act as trustee for the Beneficiaries of the covenants of the Corporation and Goldcorp under paragraph 13 and 14 hereof with respect to the Beneficiaries and accepts these trusts and shall hold and enforce such covenants on behalf of the Beneficiaries.

(e)

The rights of indemnity contained in this paragraph 13 shall not enure to the benefit of the Underwriters or any other Indemnified Party if (i) the Underwriters were provided with a copy of any Supplementary Material that corrects any misrepresentation that is the basis of a claim by a party against such Indemnified Party and that is required under the Securities Laws to be delivered to such party; and (ii) the person asserting the claim was not provided with a copy of such amendment or supplement.

14.	Contribution

(a)

In order to provide for just and equitable contribution in circumstances in which the indemnity provided in paragraph 13 hereof would otherwise be available in accordance with its terms but is, for any reason not solely attributable to any one or more of the Indemnified Parties, held to be unavailable to or unenforceable by the Indemnified Parties or enforceable otherwise than in accordance with its terms, the Underwriters and the Corporation and Goldcorp shall severally, and not jointly, contribute to the aggregate of all claims, damages, liabilities, costs and expenses and all losses (other than losses of profits or consequential damages) of the nature contemplated in paragraph 13 hereof and suffered or incurred by the Indemnified Parties in proportions as is appropriate to reflect: (i) as between Goldcorp and the Underwriters, the relative benefits received by the Underwriters, on the one hand (being the Commission), and the relative benefits received by the Selling Shareholder, on the other hand (being the gross proceeds of the Offering) from the Offering, and (iii) as between the Corporation and the Underwriters, the relative fault of the Corporation on the one hand and the Underwriters on the other hand; provided that the Underwriters shall not in any event be liable to contribute, in the aggregate, any amount in excess of the Commission or any portion thereof actually received. However, no party who has engaged in any fraud, fraudulent misrepresentation or negligence shall be entitled to claim contribution from any person who has not engaged in such fraud, fraudulent misrepresentation or negligence.

(b)

The rights to contribution provided in this paragraph 14 shall be in addition to and not in derogation of any other right to contribution which the Indemnified Parties may have by statute or otherwise at law provided that paragraph (a) of this paragraph 14 shall apply, mutatis mutandis, in respect of such other right.

(c)

Any party entitled to contribution will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against such party in respect of which a claim for contribution may be made against the other party under this section, notify such party from whom contribution may be sought. In no case shall such party from whom contribution may be sought be liable under this Agreement unless such notice has been provided, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have otherwise than under this paragraph 14, except to the extent such party is materially prejudiced by the failure to receive such notice. The right to contribution provided in this paragraph 14 shall be in addition to, and not in derogation of, any other right to contribution that the Underwriters or the Corporation and Goldcorp may have by statute or otherwise by law.

(d)

The Corporation and the Selling Shareholder hereby waive their respective right to recover contribution from the Underwriters or any other Indemnified Party with respect to any liability of the Corporation or the Selling Shareholder, as the case may be, solely by reason of or arising out of any misrepresentation contained in the Prospectus or any Supplementary Material, other than a misrepresentation included in reliance upon information furnished to the Corporation or Goldcorp by or on behalf of the Underwriters specifically for use therein or relating solely to the Underwriters.

15.          Expenses. Whether or not the purchase and sale of the Shares shall be completed, all expenses of or incidental to sale delivery of the Shares and of or incidental to all matters in connection with the transactions herein set out shall be borne by the Selling Shareholder including, without limitation:

(a)

all expenses of or incidental to the sale or distribution of the Shares and the filing of the Preliminary Prospectus and the Final Prospectus and the reasonable out-of-pocket expenses of the Underwriters and the reasonable fees of the Underwriters’ counsel to a maximum of $100,000 (exclusive of disbursements and GST);

(b)

the reasonable fees and expenses of the auditors, counsel to the Corporation, Goldcorp and the Selling Shareholder and all local counsel (including GST on all of the foregoing) and the transfer agent for the Common Shares; and

(c)

all costs incurred in connection with the preparation, translation, filing and printing of the Preliminary Prospectus, the Final Prospectus, any Supplementary Material and the share certificates contemplated hereunder.

16.          All Terms to be Conditions. The Corporation, Goldcorp and the Selling Shareholder severally agree that the conditions contained in paragraph 11 will be complied with insofar as the same relate to acts to be performed or caused to be performed by the Corporation, Goldcorp or the Selling Shareholder, as applicable, and each of the Corporation, Goldcorp and the Selling Shareholder will use its respective commercially reasonable efforts to cause all such conditions to be complied with. Any breach or failure to comply with any of the conditions set out in paragraph 11 shall entitle the Underwriters to terminate their obligation to purchase the Shares, by written notice to that effect given to the Corporation and Goldcorp at or prior to the Time of Closing. It is understood that the Underwriters may waive, in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to the rights of the Underwriters in respect of any such terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on the Underwriters any such waiver or extension must be in writing.

17.	Termination by Underwriters in Certain Events.

(a)	Each Underwriter shall also be entitled to terminate its obligation to purchase the Shares by written notice to that effect given to the Corporation and Goldcorp at or prior to the Time of Closing if:

(i)	material change - there shall be any material change in the affairs of the Corporation, or there should be discovered any previously undisclosed material fact required to be disclosed in the Preliminary Prospectus, Final Prospectus or Supplementary Material or there should occur a change in a material fact contained in the Preliminary Prospectus, Final Prospectus or Supplementary Material, in each case which, in the reasonable opinion of the Underwriters (or any of them), has or would be expected to have a significant adverse effect on the market price or value of the Shares or any other securities of the Corporation; or

(ii)

disaster out - (A) any inquiry, action, suit, investigation or other proceeding (whether formal or informal) (including matters of regulatory transgression or unlawful conduct) is commenced, announced or threatened or any order made by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality including, without limitation, the TSX, the NYSE or any securities regulatory authority or any law or regulation is enacted or changed which in the opinion of the Underwriters (or any of them), acting reasonably, operates to prevent or restrict the trading of the Common Shares or any other securities of the Corporation or materially and adversely affects or will materially and adversely affect the market price or value of the Shares or any other securities of the Corporation; or (ii) if there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence (including terrorism) or any law or regulation which in the reasonable opinion of the Underwriters seriously adversely affects, or involves, or will, or could reasonably be expected to, seriously adversely affect, or involve, the financial markets or the business, operations or affairs of the Corporation and the Subsidiary taken as a whole.

(b)

If this Agreement is terminated by any of the Underwriters pursuant to paragraph 17(a), there shall be no further liability on the part of such Underwriter or of the Corporation to such Underwriter, except in respect of any liability which may have arisen or may thereafter arise under paragraphs 13, 14 and 15.

(c)

The right of the Underwriters or any of them to terminate their respective obligation under this Agreement is in addition to such other remedies as they may have in respect of any default, act or failure to act of the Corporation or the Selling Shareholder in respect of any of the matters contemplated by this Agreement. A notice of termination given by one Underwriter under this paragraph 17 shall not be binding upon the other Underwriters.

18.          Obligations of the Underwriters to be Several. Subject to the terms and conditions hereof, the obligation of the Underwriters to purchase the Shares shall be several and not joint. The percentage of the Shares to be severally purchased and paid for by each of the Underwriters shall be as follows:

GMP Securities L.P.	-	28.11%
BMO Nesbitt Burns Inc.	-	9.10%
Canaccord Capital Corporation	-	9.10%
CIBC World Markets Inc.	-	9.10%
Genuity Capital Markets	-	9.10%
Merrill Lynch Canada Inc.	-	9.10%

National Bank Financial Inc.	-	9.10%
UBS Securities Canada Inc.	-	9.10%
Fort House Inc.	-	2.73%
Salman Partners Inc.	-	2.73%
Sprott Securities Inc.	-	2.73%

If an Underwriter (a “Refusing Underwriter”) shall not complete the purchase and sale of the Shares which such Underwriter has agreed to purchase hereunder for any reason whatsoever, the other Underwriters (the “Continuing Underwriters”) shall be entitled, at their option, to purchase all but not less than all of the Shares which would otherwise have been purchased by such Refusing Underwriter pro rata according to the number of Shares to have been acquired by the Continuing Underwriters hereunder or in such proportion as the Continuing Underwriters shall agree in writing. If the Continuing Underwriters do not elect to purchase the balance of the Shares pursuant to the foregoing:

(a)	the Continuing Underwriters shall not be obliged to purchase any of the Shares that any Refusing Underwriter is obligated to purchase; and

(b)	the Selling Shareholder shall not be obliged to sell less than all of the Shares,

and the Selling Shareholder shall be entitled to terminate its obligations under this Agreement arising from its acceptance of this offer, in which event there shall be no further liability on the part of the Selling Shareholder or the Continuing Underwriters, except pursuant to the provisions of paragraphs 13, 14 and 15. Nothing in this Agreement shall oblige any U.S. affiliate of any of the Underwriters to purchase the Shares. Any U.S. broker dealer who makes any offers or sales of the Shares to U.S. Persons will do so solely as an agent for an Underwriter.

19.          Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered,

in the case of the Corporation, to:

Silver Wheaton Corp.

666 Burrard Street, Suite 3400
Vancouver, British Columbia
V6C 2X8

Attention:	Chief Executive Officer
Facsimile No.:	604.684.3123

with a copy of any such notice to:

DuMoulin Black LLP

10th Floor - 595 Howe Street

Vancouver, British Columbia

V6C 2T5

Attention:	Corey M. Dean
Facsimile No.:	604.687.8772

in the case of Goldcorp and the Selling Shareholder, to:

Goldcorp Inc.

666 Burrard Street, Suite 3400
Vancouver, British Columbia
V6C 2X8

Attention:	Chairman
Facsimile No.:	604.696.3001

with a copy of any such notice to:

Cassels Brock & Blackwell LLP

Scotia Plaza

2100 – 40 King Street West

Toronto, Ontario

M5H 3C2

Attention:	Paul M. Stein
Facsimile No.:	416.350.6949

in the case of the Underwriters, to:

GMP Securities L.P.

145 King Street West

Suite 1100

Toronto, Ontario

M5H 1J8

Attention:	Eugene C. McBurney
Facsimile No.:	416.943.6160

and

BMO Nesbitt Burns Inc.

1 First Canadian Place

4th Floor, P.O. Box 150

Toronto, Ontario

M5X 1H3

Attention:	Jamie Rogers
Facsimile No.:	416.359.4459

and

Cancaccord Capital Corporation

P.O. Box 6, Suite 1210

320 Bay Street

Toronto, Ontario

M5H 4A6

Attention:	Jens Mayer
Facsimile No.:	416.869.3876

and

CIBC World Markets Inc.

161 Bay Street, 7th Floor

Toronto Ontario

M5J 2S8

Attention:	Rick McCreary
Facsimile No.:	416. 594.8848

and

Genuity Capital Markets

Bentall Tower 5

1068-550 Burrard Street, PO Box 16

Vancouver, British Columbia

 V6C 2B5

Attention:	Gunnar Eggertson
Facsimile No.:	604.331.1446

and

Merril Lynch Canada Inc.

BCE Place

181 Bay Street, Suite 400

Toronto, Ontario

M5J 2V8

Attention:	Gregory Fournier
Facsimile No.:	416.369.8778

and

National Bank Financial Inc.

666 Burrard St.

Ste. 3300

Vancouver, British Columbia

V6C 2X8

Attention:	Dan Wilton
Facsimile No.:	604.682.2132

and

UBS Securities Canada Inc.

161 Bay Street

Ste. 4100

Toronto, Ontario

M5J 2S1

Attention:	David Shaver
Facsimile No.:	416.364.9296

and

Fort House Inc.

130 King Street West

Suite 3690, PO Box 178

Toronto, Ontario

M5X 1C7

Attention:	Dennis R. Wing
Facsimile No.:	416. 869.8650

and

Salman Partners Inc.

17th floor, 1095 West Pender Street

Vancouver British Columbia

V6E 2M6

Attention:	Ria Fitzgerald
Facsimile No.:	604.685.2457

and

Sprott Securities Inc.

Royal Bank Plaza

South Tower

Suite 3450

Toronto, Ontario

M5J 2J2

Attention:	Darren Wallace
Facsimile No.:	416.943.6496

with a copy of any such notice to:

Wildeboer Dellelce LLP

Suite 810, P.O. Box 4

1 First Canadian Place

Toronto, Ontario

M5X 1A9

Attention:	Derek Sigel

Facsimile No.:	416.361.1790

The Corporation and the Underwriters may change their respective addresses for notices by notice given in the manner aforesaid. Any such notice or other communication shall be in writing, and unless delivered personally to the addressee or to a responsible officer of the addressee, as applicable, shall be given by telecopy and shall be deemed to have been given when: (i) in the case of a notice delivered personally to a responsible officer of the addressee, when so delivered; and (ii) in the case of a notice delivered or given by telecopy on the first business day following the day on which it is sent.

20.	Miscellaneous.

(a)

Except with respect to paragraphs 13, 14, 17 and 18, all transactions and notices on behalf of the Underwriters hereunder or contemplated hereby may be carried out or given on behalf of the Underwriters by GMP and GMP shall in good faith discuss with the other Underwriters the nature of any such transactions and notices prior to giving effect thereto or the delivery thereof, as the case may be.

(b)	This Agreement shall enure to the benefit of, and shall be binding upon, the Underwriters and the Corporation and their respective successors and legal representatives.

(c)	This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

(d)	Time shall be of the essence hereof and, following any waiver or indulgence by any party, time shall again be of the essence hereof.

(e)	The words, “hereunder”, “hereof” and similar phrases mean and refer to the Agreement formed as a result of the acceptance by the Corporation of this offer by the Underwriters to purchase the Shares.

(f)

All representations, warranties, covenants and agreements of the Corporation, Goldcorp, the Selling Shareholder and/or the Underwriters herein contained or contained in documents submitted pursuant to this Agreement and in connection with the transaction of purchase and sale herein contemplated shall survive the purchase and sale of the Shares and the termination of this Agreement and shall continue in full force and effect for the benefit of the Underwriters, Goldcorp, the Selling Shareholder or the Corporation, as the case may be, regardless of any subsequent disposition of the Shares or any investigation by or on behalf of the Underwriters with respect thereto for a period ending on the later of: (i) the date that is two years following the Closing Date, and (ii) the latest date under the applicable Securities Laws relevant to a substituted purchaser of the Shares (non-residents of Canada being deemed to be resident in the Province of Ontario for such purposes) that a substituted purchaser may be entitled to commence an action or exercise a right of rescission, with respect to a misrepresentation contained in the Prospectus or, if applicable, any Supplementary Material. The Underwriters, Goldcorp, the Selling Shareholder and the Corporation shall be entitled to rely on the representations and warranties of the Corporation, Goldcorp, the Selling Shareholder or the Underwriters, as the case may be, contained herein or delivered pursuant hereto notwithstanding any investigation which the Underwriters, Goldcorp, the Selling Shareholder or the Corporation may undertake or which may be undertaken on their behalf.

(g)

Each of the parties hereto shall be entitled to rely on delivery of a facsimile copy of this Agreement and acceptance by each such party of any such facsimile copy shall be legally effective to create a valid and binding agreement between the parties hereto in accordance with the terms hereof.

(h)

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

(i)

It is understood that the terms and conditions of this Agreement supersede any previous verbal or written agreement between the Underwriters and the Corporation with respect to this offering and including, without limitation, the letter between GMP and Goldcorp dated November 15, 2006.

(j)

In performing their respective obligations under this Agreement, the Underwriters shall be acting severally and not jointly and severally. Nothing in this Agreement is intended to create any relationship in the nature of a partnership, or joint venture between the Underwriters.

(k)

In connection with the distribution of the Shares, the Underwriters (or any of them) may effect transactions which stabilize or maintain the market price of the Common Shares at levels other than those which might otherwise prevail in the open market, but in each case as permitted by applicable Canadian Securities Laws. Such stabilizing transactions, if any, may be discontinued by the Underwriters at any time.

[Balance of Page Intentionally Left Blank]

If this letter accurately reflects the terms of the transactions which we are to enter into and are agreed to by you, please communicate your acceptance by executing the enclosed copies of this letter where indicated and returning them to us.

Yours very truly

GMP SECURITIES L.P.

By:        “Eugene C. McBurney”

Authorized Signing Officer

BMO NESBITT BURNS INC.

By:	“Jamie Rogers”
Authorized Signing Officer

CANACCORD CAPITAL CORPORATION

By:        “Jens J. Mayer”

Authorized Signing Officer

CIBC WORLD MARKETS INC.

By:	“Rick McCreary”
Authorized Signing Officer

GENUITY CAPITAL MARKETS

By:	“Gunnar Eggertson”
Authorized Signing Officer

MERRILL LYNCH CANADA INC.

By:	“Gregory Fournier”
Authorized Signing Officer

NATIONAL BANK FINANCIAL INC.

By:	“Daniel W. Wilton”
Authorized Signing Officer

UBS SECURITIES CANADA INC.

By:        “David Shaver”

Authorized Signing Officer

FORT HOUSE INC.

By:	“Dennis R. Wing”
Authorized Signing Officer

SALMAN PARTNERS INC.

By:	“Ria Fitzgerald”
Authorized Signing Officer

SPROTT SECURITIES INC.

By:	“Darren Wallace”
Authorized Signing Officer

The foregoing is hereby accepted and agreed to by the undersigned as of the date first written above.

SILVER WHEATON CORP.

By:        “Nolan Watson”

Authorized Signing Officer

GOLDCORP INC.

By:	“Anna Tudela”
Authorized Signing Officer

GOLDCORP TRADING (CAYMANS) LTD.

By:	“Bill Koutsouras”
Authorized Signing Officer

SCHEDULE “A”

UNITED STATES OFFERS AND SALES

As used in this Schedule “A”, capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the underwriting agreement to which this Schedule is annexed and the following terms shall have the meanings indicated:

“1933 Act” means the United States Securities Act of 1933, as amended.

“1934 Act” means the United States Securities Exchange Act of 1934, as amended.

“Accredited Investor” means an “accredited investor” as that term is defined under Regulation D.

“Common Shares” means the common shares, without par value, in the capital of the Corporation.

“Directed Selling Efforts” means directed selling efforts as that term is defined in Regulation S. Without limiting the foregoing, but for greater clarity in this Schedule “A”, it means, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Shares and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of the Shares.

“Foreign Issuer” shall have the meaning ascribed thereto in Regulation S. Without limiting the foregoing, but for greater clarity in this Schedule “A”, it means any issuer which is (a) the government of any country other than the United States, of any political subdivision thereof or a national of any country other than the United States; or (b) a corporation or other organization incorporated under the laws of any country other than the United States, except an issuer meeting the following conditions: (1) more than 50 percent of the outstanding voting securities of such issuer are owned of record either directly or indirectly by residents of the United States or through voting trust certificates or depositary receipts by residents of the United States; and (2) any of the following: (i) the majority of the executive officers or directors are United States citizens or residents, (ii) more than 50 percent of the assets of the issuer are located in the United States, or (iii) the business of the issuer is administered principally in the United States.

“General Solicitation or General Advertising” means “general solicitation or general advertising” as used in Rule 502(c) under the 1933 Act, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising or in other any manner involving a public offering within the meaning of Section 4(2) of the 1933 Act.

“Offshore Transaction” means an “offshore transaction” as that term is defined in Regulation S.

“Regulation D” means Regulation D adopted by the SEC under the 1933 Act.

“Regulation S” means Regulation S adopted by the SEC under the 1933 Act.

“SEC” means the United States Securities and Exchange Commission.

“Substantial U.S. Market Interest” means “substantial U.S. market interest” as that term is defined in Regulation S.

“U.S. Person” means a “U.S. person” as that term is defined in Regulation S.

“United States” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

All other terms used herein but not otherwise defined in this Schedule “A” will have the meanings ascribed to them in the Underwriting Agreement to which this Schedule “A” is attached.

Representations, Warranties and Covenants of the Underwriters

Each Underwriter acknowledges that the Shares have not been and will not be registered under the 1933 Act and may be offered and sold only in transactions exempt from or not subject to the registration requirements of the 1933 Act and state securities laws.

Each Underwriter represents and agrees to and with the Corporation that:

1.

It has not offered and sold, and will not offer and sell, any Shares forming part of its allotment described in the Underwriting Agreement except (a) in an Offshore Transaction in accordance with Rule 903 of Regulation S or (b) in the United States as provided in paragraphs 2 through 10 below. Accordingly, neither the Underwriter nor any of its affiliates nor any persons acting on its behalf, has made or will make (except as permitted in paragraphs 2 through 10 below) (i) any offer to sell or any solicitation of an offer to buy any Shares to any U.S. Person, (ii) any sale of any Shares to any purchaser unless, at the time the buy order was or will have originated, the purchaser was outside the United States, or such Underwriter, affiliate or person acting on behalf of either reasonably believed that such purchaser was outside the United States, or (iii) any Directed Selling Efforts in the United States with respect to the Shares.

2.

It has not entered and will not enter into any contractual arrangement with respect to the distribution of the Shares, except with its affiliates, any selling group members or with the prior written consent of the Corporation. It shall require each selling group member to agree, for the benefit of the Corporation, to comply with, and shall use its best efforts to ensure that each selling group member complies with, the same provisions of this Schedule “A” as apply to such Underwriter as if such provisions applied to such selling group member.

3.	All offers and sales of Shares in the United States shall be made through the Underwriter’s U.S. registered broker-dealer affiliate in compliance with all applicable U.S. broker-dealer requirements.
4.	Offers and sales of Shares in the United States shall not be made by any form of General Solicitation or General Advertising.
5.	Immediately prior to soliciting such offerees, the Underwriter had reasonable grounds to believe and did believe that each such offeree was an Accredited Investor.

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6.	At least one business day prior to the Closing Date, the transfer agent will be provided with a list of all purchasers of the Shares in the United States.

7.

All purchasers of Shares in the United States shall be informed that the Shares have not been and will not be registered under the 1933 Act and are being offered and sold to such purchasers in reliance on an exemption from the registration requirements of the 1933 Act provided by Regulation D.

8.

Each offeree in the United States shall be provided with a U.S. placement memorandum (the “U.S. Memorandum”) including the Preliminary Prospectus and/or the Final Prospectus, and each purchaser will have received at or prior to the time of purchase of any Shares the U.S. Memorandum including the Final Prospectus.

9.	Any offer, sale or solicitation of an offer to buy Shares that has been made or will be made in the United States was or will be made only to Accredited Investors.
10.

At Closing, the Underwriters, together with their respective U.S. affiliates selling Shares in the United States, will provide a certificate, substantially in the form of Exhibit A to this Schedule A relating to the manner of the offer and sale of the Shares in the United States.

Representations, Warranties and Covenants of the Corporation

The Corporation represents, warrants, covenants and agrees that:

1.

(a) The Corporation is a Foreign Issuer and reasonably believes that there is no Substantial U.S. Market Interest in the Shares; (b) the Corporation is not now and as a result of the sale of Shares contemplated hereby will not be, an “investment company” as defined in the United States Investment Company Act of 1940, as amended; and (c) none of the Corporation, any of its affiliates, or any person acting on their behalf has made or will make any Directed Selling Efforts in the United States, or has engaged or will engage in any form of General Solicitation or General Advertising in connection with the offer or sale of the Shares in the United States.

2.

The Preliminary Prospectus and Final Prospectus (and any other material or document prepared or distributed by or on behalf of the Corporation used in connection with offers and sales of the Shares) include, or will include, statements to the effect that the securities have not been registered under the 1933 Act and may not be offered or sold in the United States or to U.S. persons unless an exemption from the registration requirements of the 1933 Act is available. Such statements have appeared, or will appear, (i) on the cover or inside cover page of the Preliminary Prospectus and Final Prospectus; (ii) in the plan of distribution section of the Preliminary Prospectus and Final Prospectus; and (iii) in any advertisement made or issued by the Corporation or anyone acting on the Corporation’s behalf.

Representations, Warranties and Covenants of Goldcorp

Goldcorp represents, warrants, covenants and agrees that none of Goldcorp, the Selling Shareholder, any of their respective affiliates, or any person acting on their behalf has made or will make any Directed Selling Efforts in the United States, or has engaged or will engage in any form of General Solicitation or General Advertising in connection with the offer or sale of the Shares in the United States.

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any Directed Selling Efforts in the United States, or has engaged or will engage in any form of General Solicitation or General Advertising in connection with the offer or sale of the Shares in the United States.

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EXHIBIT A TO SCHEDULE A

UNDERWRITER’S CERTIFICATE

In connection with the private placement in the United States of the Shares of Silver Wheaton Corp. (the “Corporation”) pursuant to the underwriting agreement dated as of November 21, 2006 among the Corporation, Goldcorp Inc., Goldcorp Trading (Caymans) Ltd. and the Underwriters named therein (the “Underwriting Agreement”), the undersigned does hereby certify as follows:

(i)

[Name of U.S. Affiliate], the United States affiliate of the undersigned underwriter who offered or sold Shares in the United States or to U.S. Persons (as such term is defined in Regulation S under the 1933 Act (as hereinafter defined)), has executed this certificate and is a duly registered broker or dealer with the United States Securities and Exchange Commission and is a member of and is in good standing with the National Association of Securities Dealers, Inc. on the date hereof;

(ii)

each offeree was provided with a copy of the confidential U.S. private placement memorandum, which includes (A) the Final Prospectus relating to the offering of the Shares; and (B) a confidential U.S. covering memorandum for the offering of the Shares in the United States;

(iii)

immediately prior to transmitting such U.S. placement memorandum to such offerees, we had reasonable grounds to believe and did believe that each offeree was an accredited investor (as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “1933 Act”)) (“Accredited Investor”) and, on the date hereof, we continue to believe that each U.S. person purchasing Shares from us is an Accredited Investor;

(iv)

no form of general solicitation or general advertising (as those terms are used in Regulation D under the 1933 Act) was used by us, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising, in connection with the offer or sale of the Shares in the United States or to U.S. Persons;

(v)	all offers and sales of Shares in the United States have been effected in accordance with all applicable U.S. broker-dealer requirements; and

(vi)	all offers and sales of the Shares in the United States has been conducted by us in accordance with the terms of the Underwriting Agreement.

Terms used in this certificate have the meanings given to them in the Underwriting Agreement unless otherwise defined herein.

DATED this	day of November, 2006.
[Name of Underwriter]		[Name of U.S. Affiliate]

Per: Authorized Signing Officer	Per: Authorized Signing Officer